UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On June 4, 2012, Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) entered into a senior revolving credit agreement (the “Credit Agreement”) with certain financial institutions from time to time party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender (the “Administrative Agent”), Bank of America, N.A., as Syndication Agent and PNC Bank, National Association, BMO Harris Bank N.A. and Fifth Third Bank, as Co-Documentation Agents. The Credit Agreement, which replaced the Company’s former revolving credit agreement described below under Item 1.02 (“Prior Credit Agreement”), provides for a senior revolving credit facility in an aggregate principal amount of up to $175.0 million, subfacilities for the issuance of standby letters of credit up to a $125.0 million sublimit, multicurrency borrowings up to a $50.0 million sublimit and swingline loans up to a $10 million sublimit. The Credit Agreement also includes an incremental loans feature that will allow the Company to increase the senior revolving credit facility by an aggregate principal amount of up to $50.0 million. This is subject to lenders providing incremental commitments for such increase, provided that no default or event of default exists, the Company will be in pro forma compliance with the existing financial covenants both before and after giving effect to the increase and other standard conditions.

The Credit Agreement contains customary representations and affirmative and negative covenants, including a financial covenant that requires the Company to maintain a total leverage ratio (ratio of debt to earnings before income taxes, depreciation and amortization, net interest expense, non-cash charges and losses and certain other non-recurring charges) of not more than 4.50 to 1.00 and a fixed charge coverage ratio (ratio of earnings before income taxes, depreciation and amortization, net interest expenses, non-cash charges and losses and certain other non-recurring charges, minus capital expenditures, restricted payments paid in cash and income taxes paid in cash, to net cash interest expense plus scheduled principal payments with respect to debt) of not less than 1.25 to 1.00. The Credit Agreement also contains customary events of default (including non-payment of principal or interest on any material debt and breaches of covenants) as well as events of default relating to certain actions by the Company’s surety bonding provider. The obligations of the Company under the Credit Agreement will be unconditionally guaranteed, on a joint and several basis, by each existing and subsequently acquired or formed material direct and indirect domestic subsidiary of the Company. Borrowings under the Credit Agreement will be used to finance ongoing working capital and for other for general corporate purposes. The senior revolving credit facility matures on June 2, 2017.

On and after the date of the Credit Agreement, the related obligations will be unsecured and will rank equally with any other senior unsecured indebtedness of the Company. The obligations under the Credit Agreement will remain unsecured unless (i) the Company has failed to maintain a total leverage ratio less than or equal to 3.75 to 1.00 as of the end of each fiscal quarter, (ii) any event of default has occurred and is not cured within the applicable grace period, or (iii) the Company’s surety bonding provider has perfected, or has notified the Administrative Agent of its intention to perfect, its security interests in certain property and assets of the Company that would otherwise constitute “Collateral” under the Credit Agreement. Upon any such trigger of the securitization of the Credit Agreement, the outstanding obligations thereunder shall be secured by a valid first priority perfected lien on certain vessels of Great Lakes’ subsidiary, Great Lakes Dredge & Dock Company, LLC (“GLDD Company”), having an orderly liquidation value equal to at least $260.0 million, and a valid perfected lien on all domestic accounts receivable of Great Lakes and its material direct and indirect domestic subsidiaries, subject to the permitted liens and interests of other parties (including the Company’s surety bonding provider) holding first priority perfected liens.

Interest on the senior revolving credit facility of the Credit Agreement is equal to either a Base Rate option or LIBOR option, at the Company’s election. The Base Rate option is the sum of (1) a base rate, equal to the highest of (i) the Federal Funds Effective Rate plus 0.50% per annum, (ii) the prime commercial lending rate of Wells Fargo Bank, National Association, or (iii) LIBOR for a one month interest period plus 1.00% per annum, and (2) an interest margin of 0.50% to 1.50% per annum based upon the level of the Company’s total leverage ratio. The LIBOR option is the sum of (1) LIBOR and (2) an interest margin ranging from 1.50% to 2.50% per annum depending upon the level of the Company’s total leverage ratio. Performance letters of credit are subject to an interest margin ranging from 0.75% to 1.25% per annum depending upon the level of the Company’s total leverage ratio. Financial letters of credit are subject to an interest margin ranging from 1.50% to 2.50% per annum depending upon the level of the Company’s total leverage ratio. The Credit Agreement is subject to a commitment fee ranging from 0.25% to 0.45% per annum of the aggregate unused amount of the senior revolving credit facility, depending upon the level of the Company’s total leverage ratio.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 — Termination of a Material Definitive Agreement

On June 4, 2012, upon effectiveness of the Credit Agreement described above in Item 1.01, the Company terminated the credit agreement (as amended, the “Prior Credit Agreement”) with Bank of America N.A. (successor by merger to LaSalle Bank National Association) as Administrative Agent and Issuing Lender, various other financial institutions as lenders and certain subsidiaries of the Company as Loan Parties entered into on June 12, 2007. The Prior Credit Agreement provided for a revolving credit facility of up to $145 million in borrowings and included sublimits for the issuance of letters of credit and swingline loans. The revolving credit facility would have matured on June 12,

2012. There were no outstanding borrowings under the Prior Credit Agreement and outstanding letters of credit were refinanced into the new Credit Agreement. All security interests that the Company had granted to the lenders of the Prior Credit Agreement under the related security and pledge agreements were released.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

10.1	Credit Agreement dated as of June 4, 2012 by and among Great Lakes Dredge & Dock Corporation, as Borrower, the other Credit Parties party thereto, the financial institutions from time to time party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender, Bank of America, N.A., as Syndication Agent and PNC Bank, National Association, BMO Harris Bank N.A. and Fifth Third Bank, as Co-Documentation Agents.

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated June 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Bruce J. Biemeck
Date: June 7, 2012	Bruce J. Biemeck
President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Credit Agreement dated as of June 4, 2012 by and among Great Lakes Dredge & Dock Corporation, as Borrower, the other Credit Parties party thereto, the financial institutions from time to time party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender, Bank of America, N.A., as Syndication Agent and PNC Bank, National Association, BMO Harris Bank N.A. and Fifth Third Bank, as Co-Documentation Agents.

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated June 7, 2012